Exhibit 10.2

SHOE PAVILION, INC.

AMENDED AND RESTATED
1998 EQUITY INCENTIVE PLAN

SHOE PAVILION, INC.

AMENDED AND RESTATED
1998 EQUITY INCENTIVE PLAN

SECTION 1
ESTABLISHMENT, PURPOSE AND DURATION

1.1    Establishment of the Plan. Shoe Pavilion, Inc., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan to be known as the "Shoe Pavilion, Inc. 1998 Equity Incentive Plan" (the "Plan") effective with February 22, 1998. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, and Performance Shares. The Plan is effective immediately preceding the date that the Company's Registration Statement on Form S-1 covering the sale of its Common Stock is declared effective by the Securities and Exchange Commission.

1.2    Purpose of the Plan. The purpose of the Plan is to promote the success, and enhance the value, of the Company by linking the personal interests of Participants to those of Company shareholders, and by providing Participants with an incentive for outstanding performance.

The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Participants upon whose judgment, interest, and special effort the successful conduct of its operation largely is dependent.

1.3    Duration of the Plan. The Plan shall commence on the date specified in Section 1.1, and shall remain in effect until all Shares subject to the Plan have been purchased or acquired pursuant to the provisions of the Plan, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Section 13. However, without further stockholder approval, no Incentive Stock Option may be granted under the Plan on or after January 29, 2008.

SECTION 2
DEFINITIONS

The following terms shall have the meanings set forth below, unless plainly required by the context:

2.1    Affiliated SAR means a SAR that is granted in connection with a related Option, and which will be deemed to automatically be exercised simultaneous with the exercise of the related Option.

2.2    Award means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares.

2.3    Award Agreement means an agreement entered into by each Participant and the Company, setting forth the terms and provisions applicable to Awards granted to Participants under this Plan.

2.4    Board or Board of Directors means the Board of Directors of the Company.

2.5    Change in Control means the occurrence of any of the following events:

2.5.1    Any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Securities Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the 1934 Securities Exchange Act) directly or indirectly, or securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

2.5.2    The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

2.5.3    The consummation or a liquidation or dissolution of the Company;

2.5.4    The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.6    Code means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated there under, and any comparable provision of any future legislation amending, supplementing or superseding such section.

2.7    Committee means the committee, as specified in Section 3, appointed by the Board to administer the Plan with respect to grants of Awards.

2.8    Company means Shoe Pavilion, Inc., a Delaware corporation, or any successor thereto.

2.9    Consultant means any consultant, independent contractor, or other person who provides significant services to the Company or its Subsidiaries, but who is neither an employee of the Company or its Subsidiaries, nor a Director of the Company.

2.10    Director and Officers means any individual who is a member of the Board of Directors of the Company or any individual who at the time of the issuance of options served in the capacity and position of Chairman, President, Executive Vice President or Senior Vice President of the Company or listed as an officer in the Company's proxy statement.

2.11    Disability means a permanent and total disability within the meaning of Code Section 22(e)(3).

2.12    Employee means any employee of the Company or of the Company's Subsidiaries, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. Directors who are not otherwise employed by the Company shall not be considered Employees.

2.13    Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor Act thereto. Reference to a specific section or regulation of the Exchange Act shall include such section or regulation, any valid regulation promulgated there under, and any comparable provision of any future legislation amending, supplementing or superseding such section or regulation.

2.14    Fair Market Value means the average of the highest and lowest quoted selling prices for Shares on the relevant date, or if there were no sales on such date, the weighted average of the means between the highest and lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as determined by the Committee.

2.15    Fiscal Year means the fiscal year of the Company.

2.16    Freestanding SAR means a SAR that is granted independently of any Options.

2.17    Incentive Stock Option or "ISO" means an option to purchase Shares, which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.18    Insider shall mean an Employee who, on the relevant date, is a Company director, Company officer (within the meaning of Rule 16a-1 promulgated under the Exchange Act), or beneficial owner of 10% or more of the Shares.

2.19    Nonqualified Stock Option or "NQSO" means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.20    Option means an Incentive Stock Option or a Nonqualified Stock Option.

2.21    Option Price means the price at which a Share may be purchased by a Participant pursuant to an Option, as determined by the Committee.

2.22    Participant means an Employee of the Company who has outstanding an Award granted under the Plan.

2.23    Performance Unit means an Award granted to an Employee pursuant to Section 9.

2.24    Performance Share means an Award granted to an Employee pursuant to Section 9.

2.25    Period of Restriction means the period during which the transfer of Shares of Restricted Stock is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), and the Shares are subject to a substantial risk of forfeiture, as provided in Section 8.

2.26    Restricted Stock means an Award granted to a Participant pursuant to Section 8.

2.27    Retirement shall have the meaning for each respective individual Participant ascribed to it in the pension plan of the Company applicable to each such respective Participant.

2.28    Shares means the shares of common stock of the Company.

2.29    Stock Appreciation Right or "SAR" means an Award, granted alone or in connection with a related Option, designated as a SAR, pursuant to the terms of Section 7.

2.30    Subsidiary means any corporation in which the Company owns directly, or indirectly through subsidiaries, at least fifty percent (50%) of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which the Company owns at least fifty percent (50%) of the combined equity thereof.

2.31    Tandem SAR means a SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, a SAR shall similarly be cancelled).

2.32    Termination of Service means (a) in the case of an Employee, a cessation of the employee-employer relationship between an Employee and the Company or a Subsidiary for an reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, Retirement, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reemployment by the Company or a Subsidiary; and (b) in the case of a Consultant, a cessation of the service relationship between a Consultant and the Company or a Subsidiary for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of a Subsidiary, but excluding any such termination where there is a simultaneous reengagement of the Consultant by the Company or a Subsidiary.

SECTION 3
ADMINISTRATION

3.1    The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors. The members of the Committee shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who both are (a) nonemployee directors under Rule 16b-3 under the Exchange Act, and (b) "outside directors" under Section 162(m) of the Code. Notwithstanding any contrary provision of the Plan, during the period prior to the time when the Shares first are registered under Section 12 of the Exchange Act, the Board (a) shall have all of the authority granted under the Plan to the Committee, and (b) may exercise all of the powers of the Committee.

3.2    Authority of the Committee. The Committee shall have full power, except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and subject to the provisions herein, to determine the size and types of Awards; to determine the terms and conditions of such Awards in a manner consistent with the Plan; to construe and interpret the Plan and any Award Agreement or instrument entered into under the Plan; to establish, amend, or waive rules and regulations for the Plan's administration; to at any time offer to buy out for payment in cash or Shares an Option or SAR previously granted under the Plan, based on such terms and conditions as the Committee shall establish and communicate to the Award holder at the time such offer is made; and (subject to the provisions of Section 13 herein) to amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Further, the Committee shall make all other determinations which may be necessary or advisable for the administration of the Plan. As permitted by law, the Committee may delegate its powers; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Insiders, or (b) in any way which would jeopardize the Plan's qualification under Section 162(m) of the Code or Rule 16b-3.

3.3    Decisions Binding. All determinations and decisions made by the Committee pursuant to the provisions of the Plan and all related orders or resolutions of the Board of Directors shall be final, conclusive, and binding on all persons, including the Company, its shareholders, Employees, Participants, and their estates and beneficiaries, and shall be given the maximum deference permitted by law.

SECTION 4
SHARES SUBJECT TO THE PLAN

4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for grant under the Plan shall not exceed 1,000,000. These 1,000,000 Shares may be either authorized but unissued or reacquired Shares.

The following rules will apply for purposes of the determination of the number of Shares available for grant under the Plan:

  While an Award is outstanding, it shall be counted against the authorized pool of Shares, regardless of its vested status.

  The grant of an Option or Restricted Stock shall reduce the Shares available for grant under the Plan by the number of Shares subject to such Award.

  The grant of a Tandem SAR shall reduce the number of Shares available for grant by the number of Shares subject to the related Option (i.e., there is no double counting of Options and their related Tandem SARs); provided, however, that, upon the exercise of such Tandem SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Tandem SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

  The grant of an Affiliated SAR shall reduce the number of Shares available for grant by the number of Shares subject to the SAR, in addition to the number of Shares subject to the related Option; provided, however, that, upon the exercise of such Affiliated SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Affiliated SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

  The grant of a Freestanding SAR shall reduce the number of Shares available for grant by the number of Freestanding SARs granted; provided, however, that, upon the exercise of such Freestanding SAR, the authorized Share pool shall be credited with the appropriate number of Shares representing the number of shares reserved for such Freestanding SAR less the number of Shares actually delivered upon exercise thereof or the number of Shares having a Fair Market Value equal to the cash payment made upon such exercise.

  The Committee shall in each case determine the appropriate number of Shares to deduct from the authorized pool in connection with the grant of Performance Units and/or Performance Shares.

  To the extent that an Award is settled in cash rather than in Shares, the authorized Share pool shall be credited with the appropriate number of Shares having a Fair Market Value equal to the cash settlement of the Award, provided that the number of shares credited is a whole number.

  To the extent that Shares otherwise issuable pursuant to an Award are withheld by the Company for settlement of the purchase/exercise price and/or tax withholding, the authorized Share pool shall be credited with the number of Shares withheld by the Company.

4.2    Lapsed Awards. If any Award granted under this Plan is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for the grant of an Award under the Plan.

4.3    Adjustments in Authorized Shares. In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, Share combination, or other change in the corporate structure of the Company affecting the Shares, such adjustment shall be made in the number and class of Shares which may be delivered under the Plan, and in the number and class of and/or price of Shares subject to outstanding Options, SARs, and Restricted Stock granted under the Plan, as may be determined to be appropriate and equitable by the Committee, in its sole discretion, to prevent dilution or diminishment of Awards; and provided that the number of Shares subject to any Award shall always be a whole number.

SECTION 5
ELIGIBILITY AND PARTICIPATION

5.1    Eligibility. Persons eligible to participate in this Plan include all Employees and Consultants of the Company and its Subsidiaries, as determined by the Committee, including Employees who are members of the Board, but excluding Directors who are not Employees.

5.2    Actual Participation. Subject to the provisions of the Plan, the Committee in its sole discretion, shall select from all eligible Employees and Consultants, those to whom Awards shall be granted, and the Committee, in its sole discretion, shall determine the nature and amount of each Award.

SECTION 6
STOCK OPTIONS

6.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees and Consultants at any time and from time to time as shall be determined by the Committee. The Committee shall have discretion in determining the number of Shares subject to Options granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted Options covering more than 200,000 shares. The Committee may grant ISOs, NQSOs, or a combination thereof.

6.2    Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions of exercise of the Options, and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3    Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion.

6.3.1    Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted.

6.3.2    Incentive Stock Options. In the case of an Incentive Stock Option, the Option Price shall be not less than one-hundred percent (100%) of the Fair Market Value of a Share on the date that the Option is granted; provided, however, that if at the time the Option is granted, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Option Price shall be not less than one- hundred and ten percent (110%) of the Fair Market Value of a Share on the date that the Option is granted.

6.3.3    Substitute Options. Notwithstanding the provisions of 6.3.1 and 6.3.2, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the exercise price of such substitute Options.

6.4    Duration of Options. Each Option shall expire at such time as the Committee, in its sole discretion, shall determine; provided, however, that no Incentive Stock Option may be exercised after the expiration of 10 years from the date the Option was granted; provided, further, no Incentive Stock Option granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, may be exercised after the expiration of 5 years from the date the Option was granted. Subject to the preceding sentence, after the Option is granted, the Committee, in its sole discretion, may extend the maximum term of such Option.

6.5    Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee, in its sole discretion, shall determine. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

6.6    Payment. Options shall be exercised by the Participant's delivery of a written notice of exercise to the Secretary of the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

The Option Price upon exercise of any Option shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price, (b) through the delivery of an assignment to the Company of a sufficient amount of proceeds from the sale of Shares at the time of such exercise (a "Cashless Exercise"), or (c) by any other means which the Committee, in its sole discretion, determines to provide legal consideration for the Shares, and to be consistent with the Plan's purpose and applicable law. Notwithstanding the foregoing, the Committee shall have the authority, in its absolute discretion, to settle options that are exercised by way a Cashless Exercise described in (b) of this Section 6.6 through an issuance of the "net shares," where the term "net shares" is the number of shares that is equivalent in value to the Fair Market Value of the underlying stock on the exercise date, as determined in accordance with Section 2.14, less the exercise price.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

6.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan, as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any national securities exchange or system upon which such Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such Shares.

6.8    Certain Additional Provisions for Incentive Stock Options.

6.8.1    Exercisability. The aggregate Fair Market Value (determined at the time the Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.

6.8.2    Termination of Service. No Incentive Stock Option may be exercised more than three months after the Participant's Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and (b) the Award Agreement permits later exercise. No Incentive Stock Option may be exercised more than one year after the Participant's Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and (b) the Award Agreement permits later exercise.

6.8.3    Death of Participant. Notwithstanding Section 6.5, if a Participant dies prior to the expiration of his or her Incentive Stock Option, the Committee, in its discretion, may provide that his or her Incentive Stock Option shall be exercisable for up to three (3) months after the date of death.

6.8.4    Employees Only. Incentive Stock Options may be granted only to persons who are Employees of the Company or a Subsidiary at the time of grant. Consultants shall not be eligible to receive Incentive Stock Options.

6.9    Nontransferability of Options. No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as allowed under Section 10. All Options granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 7
STOCK APPRECIATION RIGHTS

7.1    Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to an Employee or Consultant at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

The Committee shall have complete discretion to determine the number of SARs granted to any Participant, and consistent with the provisions of the Plan, the terms and conditions pertaining to such SARs, provided that during any Fiscal Year, no Participant shall be granted SARs covering more than 200,000 shares. However, the grant price of a Freestanding SAR shall be at least equal to the Fair Market Value of a Share on the date of grant of the SAR. The grant price of Tandem or Affiliated SARs shall equal the Option Price of the related Option

7.2    Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (i) the Tandem SAR will expire no later than the expiration of the underlying ISO; (ii) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.3    Exercise of Affiliated SARs. Affiliated SARs shall be deemed to be exercised upon the exercise of the related Options. The deemed exercise of Affiliated SARs shall not necessitate a reduction in the number of related Options.

7.4    Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as shall be determined by the Committee, in its sole discretion.

7.5    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the grant price, the term of the SAR, the conditions of exercise and such other provisions as the Committee, in its sole discretion, shall determine.

7.6    Term of SARs. The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion.

7.7    Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

    The difference between the Fair Market Value of a Share on the date of exercise over the grant price; times

    The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

7.8    Rule 16b-3 Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on exercise of a SAR (including, without limitation, the right of the Committee to limit the time of exercise to specified periods) as may be required to satisfy the requirements of Rule 16b-3 promulgated under the Exchange Act.

7.9    Nontransferability of SARs. No SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, the laws of descent and distribution, or as permitted under Section 10. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

SECTION 8
RESTRICTED STOCK

8.1    Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to eligible Employees and Consultants in such amounts as the Committee, in its sole discretion, shall determine, provided that during any Fiscal Year, no Participant shall be granted Shares of Restricted Stock in excess of 200,000 Shares.

8.2    Restricted Stock Agreement. Each Restricted Stock grant shall be evidenced by an Award Agreement that shall specify the Period (or Periods) of Restriction, the number of Restricted Stock Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

8.3    Transferability. Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement, or upon earlier satisfaction of any other conditions, as specified by the Committee in its sole discretion and set forth in the Award Agreement. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant.

8.4    Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on any Shares of Restricted Stock as it may deem advisable including, without limitation, restrictions based upon the achievement of specific performance goals (Company-wide, divisional, and/or individual), and/or restrictions under applicable Federal or state securities laws; and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

8.5    Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock shall bear the following legend:

"The sale or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Shoe Pavilion, Inc. 1998 Equity Incentive Plan, and in a Restricted Stock Agreement. A copy of the Plan and such Restricted Stock Agreement may be obtained from the Secretary of Shoe Pavilion, Inc."

8.6    Removal of Restrictions. Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. The Committee, in its discretion, may accelerate the time at which any restrictions shall lapse, and/or remove any restrictions. After the Shares are released from restrictions, the Participant shall be entitled to have the legend or legends required by Section 8.4 and 8.5 removed from his or her Share certificate.

8.7    Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares unless otherwise provided in the Award Agreement.

8.8    Dividends and Other Distributions. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those Shares while they are so held, unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeit ability as the Shares of Restricted Stock with respect to which they were paid.

8.9    Return of Restricted Stock to Company. Subject to the applicable Award Agreement and Section 8.6, upon the earlier of (a) the Participant's Termination of Service, or (b) the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and, subject to Section 4.2, again shall become available for grant under the Plan.

SECTION 9
PERFORMANCE UNITS AND PERFORMANCE SHARES

9.1    Grant of Performance Units/Shares. Subject to the terms of the Plan, Performance Units and Performance Shares may be granted to eligible Employees and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

9.2    Value of Performance Units/Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the number and/or value of Performance Units/Shares that will be paid out to the Participants. The time period during which the performance goals must be met shall be called a "Performance Period." Each Award of Performance Units/Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

9.3    Earning of Performance Units/Shares. After the applicable Performance Period has ended, the holder of Performance Units/Shares shall be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved. Notwithstanding the preceding sentence, after the grant of a Performance Unit/Share, the Committee, in its sole discretion, may waive the achievement of any performance goals for such Performance Unit/Share.

9.4    Form and Timing of Payment of Performance Units/Shares. Payment of earned Performance Units/Shares shall be made in a single lump sum, within forty-five (45) calendar days following the close of the applicable Performance Period. The Committee, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

Prior to the beginning of each Performance Period, Participants may, in the discretion of the Committee, elect to defer the receipt of any Performance Unit/Share payout upon such terms as the Committee shall determine.

9.5    Cancellation of Performance Units/Shares. Subject to the applicable Award Agreement, upon the earlier of (a) the Participant's Termination of Service, or (b) the date set forth in the Award Agreement, all remaining Performance Units/Shares shall be forfeited by the Participant to the Company, and subject to Section 4.2, the Shares subject thereto shall again be available for grant under the Plan.

9.6    Nontransferability. Performance Units/Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further a Participant's rights under the Plan shall be exercisable during the Participant's lifetime only by the Participant or the Participant's legal representative.

SECTION 10
BENEFICIARY DESIGNATION

As provided in this Section 10, each Participant under the Plan may name a beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit and/or who may exercise any vested Award under the Plan following the Participant's death. Each such designation shall revoke all prior designations by the same Participant and must be in a form and manner acceptable to the Committee. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

SECTION 11
DEFERRALS

The Committee, in its sole discretion, may permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock, or the satisfaction of any requirements or goals with respect to Performance Units/Shares. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee from time to time.

SECTION 12
RIGHTS OF EMPLOYEES

12.1    No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Subsidiaries (or between Subsidiaries) shall not be deemed a Termination of Service.

12.2    Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

SECTION 13
AMENDMENT, SUSPENSION, OR TERMINATION

The Board, in its sole discretion, may alter, amend or terminate the Plan, or any part thereof, at any time and for any reason. Neither the amendment, suspension, nor termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan.

SECTION 14
WITHHOLDING

14.1    Tax Withholding. Prior to the delivery of any Shares or cash pursuant to the Plan, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any Awards.

14.2    Shares Withholding. The Committee may, in its absolute discretion, permit a Participant to satisfy such tax withholding obligation, in whole or in part, by (1) electing to have the Company withhold Shares having a value equal to the amount required to be withheld, (2) by delivering to the Company already-owned shares to satisfy the withholding requirement, or (3) by authorizing a Broker to sell a sufficient number of Shares acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay any tax withholding resulting from such exercise. The amount of the withholding requirement shall be deemed to include any amount which the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the statutory minimum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). The value of the Shares to be withheld or delivered will be based on their Fair Market Value on the Tax Date. Such elections will be subject to the following restrictions: (1) the election must be made on or before the Tax Date; (2) the election will be irrevocable; and (3) the election will be subject to the disapproval of the Committee. Notwithstanding the foregoing, in the case where a Participant elects tax withholding alternative (3) above, the Committee shall have the authority, in its absolute discretion to satisfy the employer tax withholding obligation through the Company's retention of shares of Common Stock which would otherwise be issued as a result of the exercise of the Option.

SECTION 15
INDEMNIFICATION

Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, notion, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 16
SUCCESSORS

All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

SECTION 17
LEGAL CONSTRUCTION

17.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

17.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.3    Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.4    Securities Law Compliance. With respect to Insiders, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

17.5    Governing Law. The Plan and all Award Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of California.

17.6    Captions. Captions are provided herein for convenience only, and are not to serve as a basis for interpretation or construction of the Plan.

SECTION 18
CHANGE IN CONTROL OF THE COMPANY

18.1    Change in Control. In the event of a Change in Control of the Company as defined in Section 2.5, all unvested Awards as defined in Section 2.2 all outstanding which include Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Performance Units, or Performance Shares for all Directors and Officers of the Company shall be accelerated and deemed fully vested and exercisable as of the effective date of such Change in Control event. The Company shall give each Participant holding Options, SARs or performance share at least thirty (30) days prior written notice of the anticipated effective date of any such Change in Control event. Notwithstanding anything in this Plan or in any Option agreement to the contrary, (i) all Option and SAR exercises effected during the 30-day period prior to the effective date of any such Change in Control event, shall be deemed effective immediately prior to the closing of such Change in Control event, and (ii) if the Company abandons or otherwise fails to close any such Change in Control event, then (a) all exercises during the foregoing 30-day period shall cease to be effective ab initio and (b) the outstanding Options and SARs shall be exercisable as otherwise determined under the applicable Option agreement and without consideration of this Section 18.1 or the corresponding provisions of any Option agreement.

18.2    Cash Out of Awards. Notwithstanding Section 18.1, in event of a Change in Control of the Company as defined in Section 2.5, Participant agrees that the Committee may, in its sole and absolute discretion, cancel any Award granted under this Plan in exchange for a cash payment to the Award holder equal to the greater of (A) the average closing price of the Company's Common Stock for a consecutive 5 days period , less exercise price or (B) the highest price per share actually paid in connection with the Change of Control of the Company, less the exercise price. In the case of a SAR, such cash payment shall be determined in accordance with Section 7.7.

18.3    Accelerated Vesting. Accelerated vesting of all awards will occur as outlined in the event of a change of control as outlined in Section 2.5 and 18.1. In addition, the Committee may in its sole and absolute discretion provide for earlier accelerated vesting of an Award in full or in part at any time.

EXECUTION

IN WITNESS WHEREOF, Shoe Pavilion, Inc., by its duly authorized officer, has executed the Amended and Restated Plan on the date indicated below.

SHOE PAVILION, INC.

Date Revised March 15, 2006	By: /s/ Dmitry Beinus Name: Dmitry Beinus Title: Chairman, President and Chief Executive Officer